THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of September __, 2006, is made by and between BioMetrx, Inc., a Delaware corporation (“Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, on March 22, 2006 the Company issued to the Purchasers 12% Negotiable Promissory Notes in the aggregate principal amount of $100,000 (“12% Note”); and

WHEREAS, the Notes were amended on July 19, 2006 to extend the maturity date from June 21, 2006 to September 21, 2006; and

WHEREAS, the Company and the Purchasers wish to provide for the terms and conditions pursuant to which the 12% Note may be exchanged for the Company’s 10% Note (“10% Note”), and attendant shares of Common Stock and Warrants as more fully described in Securities Purchase Agreement being executed simultaneously herewith of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.    Exchange of 12% Notes for 10% Notes. The Company and the Purchaser hereby agree that the 12% Notes shall be exchanged for the 10% Notes which are along with the shares of Common Stock and Warrants more fully described in the Securities Purchase Agreement.

2.    Closing. At the Closing, the Purchaser shall deliver the original 12% Notes to the Company and the Company shall deliver the 10% Notes in the principal amount of $100,000, 40,000 Shares of the Company Common Stock $.0001 par value (“Common Stock”) and 100,000 Warrants (“Warrants”) to purchase Shares of the Common Stock to the Purchasers.

3.    Further Assurances. In connection with the exchange of the 12% Notes, the Purchaser, by entering into this Exchange Agreement, agree to execute all agreements and other documents as reasonably requested by the Company.

4.     Company Representations and Warranties and Covenants. The Company represents, warrants and covenants to the Purchaser as follows:

a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

b. Authority; Enforceability. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

c. Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by the Company of any of the transactions contemplated hereby.

d. Common Stock. All shares of the Company’s Common Stock to be issued pursuant to this Agreement will be, when issued, free from liens, duly authorized, validly issued, fully paid and non-assessable.

e. No Other Representations or Warranties. Except as set forth above in this Section 4, no other representations or warranties, express or implied, are made in this Agreement by the Company to the Purchaser.

5.    Purchaser Representations and Warranties and Covenants. The Purchaser represents, warrants and covenants to the Company as follows:

a. Investment Representation. Purchaser acknowledges that the 10% Notes, Common Stock and Warrants are restricted securities, that Purchaser is acquiring the Securities for its own account with the present intention of holding the Securities for purposes of investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended and that the Securities will bear a legend to such effect. Purchaser has relied solely on its independent investigation in making the decision to purchase the Debentures.

b. No Other Representations or Warranties. Except as set forth above in this Section 5, no other representations or warranties of any kind, express or implied, are made in this Agreement by Purchaser to the Company.

6.    Miscellaneous.

a. Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

b. Further Assurances. Each of the Company and Purchaser will use its, as the case may be, best reasonable efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

c. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

d. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

e. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

f. Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BIOMETRX, INC.

By:_____________________________

By:______________________________
Name: